EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT


Board of Directors
Ridgewood Financial, Inc.

         We consent to the incorporation by reference in this Registration Statement on Form S-8 related to the Ridgewood Savings Bank of New Jersey 401(k) Savings Plan in RSI Retirement Trust, as amended, of our report dated February 27, 1998, related to the statements of financial condition of Ridgewood Savings Bank of New Jersey (the "Bank"), as of December 31, 1997 and 1996 and the related statements of income, equity and cash flows for the years then ended, included in the Company's Registration Statement on Form SB-2 (No. 333-62363) filed with the Commission on August 27, 1998.



                                              /s/KPMG LLP
                                              ----------------------------------
                                              KPMG LLP


Short Hills, New Jersey
February 1, 1999

                        INDEPENDENT ACCOUNTANTS' CONSENT



Board of Directors
Ridgewood Financial, Inc.
55 North Broad Street
Ridgewood, New Jersey  07450

         We consent to the incorporation by reference in this Registration Statement on Form S-8 related to the Ridgewood Savings Bank of New Jersey 401(k) Savings Plan in RSI Retirement Trust, as amended of our report dated February 29, 1996, related to the consolidated financial statements of Ridgewood Savings Bank of New Jersey (the "Bank"), included in the Registration Statement on Form SB-2 (No. 333-62363) filed with the Commission on August 27, 1998 on behalf of Ridgewood Financial, Inc.


                                                  /s/Dorfman Abrams Music, LLC
                                                  ------------------------------
                                                  Dorfman Abrams Music, LLC


Fair Lawn, New Jersey
February 1, 1999